SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) March 18, 2002

                 PIONEER COMMERCIAL FUNDING CORP.
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       (Exact name of registrant as specified in its charter)


                         New York
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         (State or Other Jurisdiction of Incorporation)

    0-249408-NY                            13-3763437
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(Commission File Number)       (I.R.S. Employer Identification No.)


One Rockefeller Plaza, Suite 2412, New York, New York 10020
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(Addresses of principal executive offices)      (Zip Code)

(212) 218-1850
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(Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS

The Company commenced an action in the Superior Court of Pennsylvania in the Court of Common Pleas of Philadelphia County against American Financial Mortgage Corp., Thomas F. Flatley, Northwest Funding, Inc. And Corestates Bank, N.A.

After trial, on December 4, 2000 a judgment was entered (a) against the bank and in favor of the Company as follows: compensatory damages in the amount of $1,779,520 plus interest of $78,854, consequential damages in the amount of $13,500,000, punitive damages in the amount of $40,500,000, for a total of $55,858,374 and (b) in favor of the Company against American Financial Mortgage Corp. and Thomas F. Flatley as follows: compensatory damages on the contract and conversion in the amount of $1,779,520 plus interest of $890,443 on the contract claims, attorney's fees in the amount of $1,200,000, for a total of $3,869,963. The defendants have appealed the judgment. On March 18, 2002 the Superior Court issued its opinion in the appeal affirming the lower courts judgement of $1,779,519.99 (compensatory damages) and $13,500,000 consequential damages and ordered a new trial solely on the award of punitive damages in the amount of $40,500,000.

The Company had settled its judgment against Thomas F. Flatley. The Company can not determine at this time whether any additional appeals will occur and when and if a new trial on the issue of punitive damages will occur.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PIONEER COMMERCIAL FUNDING CORP.
                                      --------------------------------
                                             (Registrant)



                                        By: /s/ M. Ablert Nissim
                                           --------------------------
                                         M. Albert Nissim, President



DATED:  March 20, 2002